SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

WGL Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on March 6, 2008.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:
Annual Report / Proxy Statement
To view this material, have the 12-digit Control #(s) available and visit: www.investorEconnect.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before February 21, 2008.
To request material:    Internet: www.investorEconnect.com    Telephone: 1-800-579-1639    **Email: sendmaterial@investorEconnect.com
**If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

WGL HOLDINGS, INC.

101 CONSTITUTION AVENUE, NW WASHINGTON, DC 20080
Vote In Person
Shareholders of record may vote in person at the annual meeting. If you choose to do so, please bring your Notice or proof of identification. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. You may still attend the meeting and vote in person if you have already voted by proxy.

BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time on March 5, 2008. Have your notice in hand when you access the web site and follow the instructions.

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Meeting Location
The Annual Meeting for holders as of January 4, 2008
is to be held on March 6, 2008 at 10:00 a.m. Eastern Time
at:	National Press Club
529 14th St., NW
Washington, DC 20045

DIRECTIONS
By Metro
*	Take Metro to Metro Center.

*	Take the 13th Street Exit, take escalator to 13th Street; you should be at the corner of 13th and G Streets.

*	Walk one block south to F Street.

*	Turn right (West) and walk one block to 14th Street

*	Turn left and walk downhill to the National Press Building lobby.

*	Enter and take the elevators to the 13th Floor
From Montgomery County
*	Take River Road south to Goldsboro Road and turn Right.

*	Turn Left onto Massachusetts Avenue.

*	Follow Massachusetts Avenue to 14th Street NW and turn right.

*	From 14th Street turn left onto G Street - the PMI Garage is halfway down the block on the left at 1325 G Street

*	Walk out of the garage and turn right. At 14th Street turn left. Walk 1 1/2 blocks to the entrance to the National Press Building.

*	Enter and take the elevators to the 13th Floor

From Virginia
*	I-395 North
o	Follow signs to 14th Street Bridge; Exit to 14th St

o	Continue north on 14th St past Washington Monument past Freedom Plaza and Pennsylvania Ave

o	The National Press Building is in the next block, next door to the J.W. Marriott Hotel
*	Memorial Bridge
o	Cross Memorial Bridge to D.C.

o	Bear left at the Lincoln Memorial.

o	Right on Constitution Ave

o	Left on 15th St

o	Right on F St

o	The National Press Building is at the corner of 14th and F St next to the J.W. Marriott Hotel
*	I-66
o	Take I-66 east across the Roosevelt Bridge into D.C.

o	This becomes Constitution Ave.

o	Left on 15th St

o	Right on F

o	The National Press Building is at the corner of 14th and F St next to the J.W. Marriott Hotel
From Baltimore / Prince George’s County
*	Take the Baltimore-Washington Parkway south and exit at New York Ave (Route 50)

*	Follow New York Ave all the way to 14th St and turn left (south).

*	The National Press Building is at the corner of 14th and F St next to the J.W. Marriott Hotel.

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	Voting items

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2, AND “AGAINST” ITEM 3.

1.	To elect Directors of WGL Holdings, Inc. the nominees listed below.

	Nominees:

	01)	Michael D. Barnes	05)	Melvyn J. Estrin
	02)	George P. Clancy, Jr.	06)	James F. Lafond
	03)	James H. DeGraffenreidt, Jr.	07)	Debra L. Lee
	04)	James W. Dyke, Jr.	08)	Karen Hastie Williams

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2008.

3.	Proposal to provide for cumulative voting in the election of directors.

4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

BROADRIDGE	23,456,789,012.00000
FINANCIAL SOLUTIONS, INC.	92924FA99
ATTENTION:	P53618-01S
TEST PRINT	1
51 MERCEDES WAY	2
EDGEWOOD, NY	3 OF 4
11717

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02

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